SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 12, 2009

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10909 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2009, NeoStem, Inc. (the "Company" or "NeoStem") and Enhance BioMedical Holdings Limited (the "Enhance BioMedical"), a Shanghai corporation and a subsidiary of Enhance Holding Corporation ("Enhance Holding"), entered into an agreement (the "Network Agreement") to develop a stem cell collection and treatment network (the "Network") in Shanghai, Taiwan and the Chinese provinces of Jiangsu, Zhejiang, Fujian, Anhui and Jiangxi using NeoStem’s proprietary stem cell technologies.  Enhance BioMedical has healthcare provider relationships with numerous hospitals and doctors in Taiwan and Shanghai, as well as in the five provinces in China to which the Network Agreement relates.  Enhance BioMedical operates the Anti-Aging and Prevention Medical Center in Taipei, Taiwan, with facilities focused on stem cell research and development and anti-aging therapies.  The Network Agreement shall have an initial term of ten (10) years and shall, subject to certain terms and conditions, be renewable for subsequent ten (10) year terms at the option of Enhance BioMedical.  The Network Agreement provides for, among other things, (i) Enhance BioMedical will have the exclusive rights to utilize NeoStem’s proprietary adult stem cell technologies identified by NeoStem from time to time to provide adult stem cell services and therapies in the territories defined in the Network Agreement; (ii) NeoStem shall provide training to Enhance BioMedical's staff in the proprietary knowledge, technology and operating procedures to provide Enhance clients with these services; (iii) the payment to NeoStem of a six figure technical assistance fee, which shall be payable in installments upon the achievement of certain milestones; (iv) the payment of stated royalty fees on gross revenues generated by Enhance BioMedical from providing the NeoStem stem cell services and (v) an option for NeoStem, subject to certain terms and conditions, to acquire up to a stated equity interest in Enhance BioMedical.  In addition, NeoStem may be eligible to receive other fees in connection with assisting in the launching of the Network. Enhance Biomedical recently invested $5 million in an $11-million private placement financing consummated by the Company.

The description of the Network Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Network Agreement, a copy of which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 – Press release, dated June 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Date:  June 16, 2009